Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Benihana Inc. (the “Company”) for the period ended July 17, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gene R. Baldwin, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gene R. Baldwin
Gene R. Baldwin
Principal Financial Officer1

August 25, 2011
___________________________
1 The Company’s Audit Committee has determined that Mr. Baldwin is the principal financial officer of the Company for purposes hereof during a transition period notwithstanding the appointment effective August 15, 2011 of J. David Flanery as the Company’s Chief Financial Officer.